TECHNE CORPORATION RELEASES UNAUDITED FIRST QUARTER
                          FISCAL YEAR 2014 RESULTS

Minneapolis/October 29, 2013/ Techne Corporation's (NASDAQ:TECH) financial results for the quarter ended September 30, 2013 include the following highlights:

First quarter earnings were $27.4 million or $0.74 per diluted share. Adjusted earnings for the quarter were $30.7 million (an increase of 11.6% from the prior fiscal year period) or $0.83 per diluted share. Adjusted earnings and adjusted earnings per share exclude intangible asset amortization, costs recognized upon the sale of inventory that was written-up to fair value as part of acquisitions and professional fees related to an acquisition completed in fiscal 2014.

Net sales as reported increased 14.2% to $85.7 million for the quarter ended September 30, 2013. Organic sales increased 5.1% in the quarter. Organic sales exclude sales by Bionostics Holding Limited, which was acquired on July 22, 2013 for net cash of $103 million, and the impact of foreign currency exchange rate fluctuations.

The Biotechnology segment includes sales made through R&D Systems' Biotechnology Division, R&D Europe, Tocris, R&D China, BiosPacific and Boston Biochem. Biotechnology segment net sales were $73.2 million for the quarter ended September 30, 2013, an increase of 5.3% from $69.5 million for the quarter ended September 30, 2012. Biotechnology sales increased 4.4% for the quarter ended September 30, 2013 excluding the impact of foreign currency exchange rate fluctuations.

The table below shows changes to the components of organic sales for the Biotechnology segment, from the same prior-year period.

                                         Quarter Ended
                                            9/30/13
                                         -------------
U.S. industrial, pharmaceutical
  and biotechnology                          6.3%
U.S. academic                              (11.8%)
Europe                                       1.5%
China                                       38.2%
Pacific Rim                                 13.9%

The Clinical Controls segment includes sales made through R&D Systems' Clinical Controls Division and Bionostics. Clinical Controls net sales for the quarter ended September 30, 2013 were $12.5 million. Excluding sales by Bionostics subsequent to the acquisition, Clinical Controls sales growth for the quarter ended September 30, 2013 was 13.3%. This increase was mainly the result of the timing of shipments at both the beginning and the end of the quarter.

The consolidated gross margin percentage was 71.3% for the quarter ended September 30, 2013 compared to 74.1% for the comparable prior-year quarter. Gross margins adjusted for costs recognized upon sale of acquired inventory and amortization of intangible assets were 74.4% and 76.8% for the quarters ended September 30, 2013 and 2012, respectively. The decrease in adjusted gross margins for the quarter was primarily caused by a change in product mix from higher margin Biotechnology segment sales to Clinical Controls segment sales as a result of the Bionostics acquisition.

Selling, general and administrative expenses for the quarter ended September 30, 2013 increased $3.7 million from the quarter ended September 30, 2012. Selling, general and administrative expenses for the quarter included $532,000 of professional fees related to the acquisition of Bionostics on July 22, 2013, $1.1 million of selling, general and administrative expenses by Bionostics after the acquisition date and an increase in intangible asset amortization of $736,000 related to the acquisition. Selling, general and administrative expenses included $569,000 and $303,000 of stock compensation expense for the quarters ended September 30, 2013 and 2012, respectively. The remaining increase in selling, general and administrative expense for the quarter ended September 30, 2013 was mainly the result of increased executive compensation and additional sales staff added since the first quarter of fiscal 2013.

Research and development expenses for the quarter ended September 30, 2013 increased $250,000 (3.3%) from the quarter ended September 30, 2012. The increase in research and development expenses is mainly due to research and development expenses by Bionostics.

Other non-operating expenses for the quarter ended September 30, 2013 included foreign exchange transaction gains of $51,000 compared to foreign exchange transaction losses of $78,000 for the quarter ended September 30, 2012.

The effective tax rate for the quarter ended September 30, 2013 was 30.8% compared to 32.4% for the same prior-year period. The decrease in the effective tax rate was primarily the result of decreased tax rates in the U.K. and the increased percentage of pretax income from foreign operations which have lower income tax rates than the U.S.

The Company's investment in ChemoCentryx, Inc. (CCXI) is included in short-term available for sale investments at September 30, 2013 and June 30, 2013 at fair-values of $35.2 million and $89.6 million, respectively. The Company's unrealized gain on the investment at September 30, 2013 and June 30, 2013 of $5.8 million and $60.2 million, respectively, net of income tax effect, are included in accumulated other comprehensive income.

Cash generated from operations for the quarter ended September 30, 2013 were $32.6 million. Capital expenditures for the quarter ended September 30, 2013 were $3.8 million.


Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the introduction and acceptance of new biotechnology and clinical control products, the levels and particular directions of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Use of Adjusted Financial Measures:

The adjusted financial measures used in this press release quantify the impact the following events had on reported net sales, gross margin percentages, selling, general and administrative expenses, net earnings and earnings per share and the effective tax rate for the quarter ended September 30, 2013 as compared to the reported amounts for the same prior-year period:

  - fluctuations in exchange rates used to convert transactions in foreign currencies (primarily the Euro, British pound sterling and Chinese yuan) to U.S. dollars;

  - professional fees related to the acquisition of Bionostics which closed in July 2013.

  - the acquisitions of Bionostics on July 22, 2013, Boston Biochem, Inc. in fiscal 2011 and Tocris Holdings Ltd. in fiscal 2011, including the impact of amortizing intangible assets and the recognition of costs upon the sale of inventory written-up to fair value;

These adjusted financial measures are not prepared in accordance with generally accepted accounting principles (GAAP) and may be different from adjusted financial measures used by other companies. Adjusted financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these adjusted financial measures to be helpful in assessing the Company's ongoing operating results. In addition, these adjusted financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors' operating results. We include these adjusted financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

                    *  *  *  *  *  *  *  *  *  *  *  *

Techne Corporation and Subsidiaries (the Company) are engaged in the development, manufacture and sale of biotechnology products and hematology calibrators and controls. These activities are conducted through the Company's two operating subsidiaries: Research and Diagnostic Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England.

R&D Systems is a specialty manufacturer of biological products. R&D Systems has four subsidiaries: BiosPacific, Inc. (BiosPacific), located in Emeryville, California, Boston Biochem, Inc., located in Cambridge, Massachusetts, Bionostics Holdings Limited (Bionostics), operating in Devens, Massachusetts, and R&D Systems China Co. Ltd., (R&D China), located in Shanghai, China. BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. Boston Biochem is a leading developer and manufacturer of ubiquitin-related research products. Bionostics is a leading supplier of control solutions used in point of care blood glucose and blood gas testing.

R&D China and R&D Europe distribute the Company's biotechnology products. R&D Europe has two subsidiaries: Tocris Holdings Ltd. (Tocris) of Bristol, England and R&D Systems GmbH, a German sales operation. Tocris is a leading supplier of chemical reagents for non-clinical life science research.

Contact:  Greg Melsen, Chief Financial Officer
          Kathy Backes, Controller
          (612) 379-8854



                        TECHNE CORPORATION
              CONSOLIDATED STATEMENTS OF EARNINGS
              (In thousands, except per share data)
                           (Unaudited)
                                                QUARTER ENDED
                                             -------------------
                                             9/30/13     9/30/12
                                             -------     -------
Net sales                                    $85,668     $75,025
Cost of sales                                 24,554      19,442
                                             -------     -------
Gross margin                                  61,114      55,583
Operating expenses:
   Selling, general and administrative        14,021      10,328
   Research and development                    7,702       7,452
                                             -------     -------
Operating income                              39,391      37,803
Other income (expense):
   Interest income                               567         661
   Other non-operating expense, net             (304)       (478)
                                             -------     -------
       Total other income (expense)              263         183
                                             -------     -------
Earnings before income taxes                  39,654      37,986
Income taxes                                  12,226      12,318
                                             -------     -------
Net earnings                                 $27,428     $25,668
                                             =======     =======
Earnings per share:
 Basic                                       $  0.74     $  0.70
 Diluted                                     $  0.74     $  0.70
Weighted average common shares outstanding:
  Basic                                       36,842      36,828
  Diluted                                     36,928      36,895



                          TECHNE CORPORATION
                CONSOLIDATED CONDENSED BALANCE SHEETS
                           (In thousands)
                             (Unaudited)
                                              9/30/13      6/30/13
                                             --------     --------
ASSETS

Cash and equivalents                         $ 83,856     $163,786
Short-term available-for-sale investments     100,843      169,151
Trade accounts receivable                      42,240       38,183
Inventory                                      39,957       34,877
Deferred income taxes                           9,527            0
Other current assets                            4,213        3,519
                                             --------     --------
  Current assets                              280,636      409,516
Available-for-sale investments                138,477      132,376
Property and equipment, net                   113,362      108,756
Goodwill and intangible assets, net           244,323      124,888
Other non-current assets                        2,492        2,562
                                             --------     --------
  Total assets                               $779,290     $778,098
                                             ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses        $ 17,307     $ 13,385
Payable for pending available-for-sale
  investment purchases                              0        6,479
Income taxes payable                            2,969        2,276
Deferred income taxes                               0        9,944
                                             --------     --------
  Current liabilities                          20,276       32,084
                                             --------     --------
Deferred taxes                                 32,251        8,473
Stockholders' equity                          726,763      737,541
                                             --------     --------
  Total liabilities and stockholders' equity $779,290     $778,098
                                             ========     ========



                            TECHNE CORPORATION
             RECONCILIATION of ORGANIC SALES (In thousands)
                                (Unaudited)

                                                QUARTER ENDED
                                             -------------------
                                              9/30/13      9/30/12
                                             --------     --------
Net sales                                    $ 85,668     $ 75,025
  Organic sales adjustments:
    Acquisition                                (6,220)           0
    Impact of foreign currency fluctuations      (610)           0
                                             --------     --------
Organic sales                                $ 78,838     $ 75,025
                                             ========     ========

Organic sales growth                             5.1%        (0.9%)




                           TECHNE CORPORATION
                 RECONCILIATION of GROSS MARGIN PERCENTAGES
                               (Unaudited)

                                                QUARTER ENDED
                                             -------------------
                                              9/30/13      9/30/12
                                             --------     --------
Gross margin percentage                         71.3%        74.1%
Identified adjustments:
 Costs recognized upon sale of
   acquired inventory                            2.0%         1.7%
 Amortization of intangibles                     1.1%         1.0%
                                             --------     --------
Gross margin percentage - adjusted              74.4%        76.8%
                                             ========     ========


                          TECHNE CORPORATION
     RECONCILIATION of SELLING, GENERAL and ADMINISTRATIVE EXPENSES
                            (In thousands)
                             (Unaudited)

                                                QUARTER ENDED
                                             -------------------
                                              9/30/13      9/30/12
                                             --------     --------
Selling, general and administrative expenses $ 14,021     $ 10,328
Identified adjustments:
  Acquired company expense, excluding
   intangible amortization                     (1,090)           0
  Acquisition related professional fees          (532)           0
  Amortization of intangibles                  (1,255)        (519)
                                             --------     --------
Selling, general and administrative
  expenses - adjusted                        $ 11,144     $  9,809
                                             ========     ========



                           TECHNE CORPORATION
         RECONCILIATION of NET EARNINGS and EARNINGS per SHARE
                     (In thousands, except per share data)
                                 (Unaudited)
                                                QUARTER ENDED
                                             -------------------
                                              9/30/13      9/30/12
                                             --------     --------
Net earnings                                 $ 27,428     $ 25,668
Identified adjustments:
  Costs recognized upon sale of
    acquired inventory                          1,731        1,264
  Amortization of intangibles                   2,188        1,272
  Acquisition related professional fees           532            0
  Tax impact of above adjustments              (1,173)        (679)
                                             --------     --------
Net earnings - adjusted                      $ 30,706     $ 27,525
                                             ========     ========

Adjusted growth                                 11.6%

Earnings per share - diluted - adjusted      $   0.83     $   0.75





                              TECHNE CORPORATION
                  RECONCILIATION of INTANGIBLE AMORTIZATION
                                (In thousands)
                                   (Unaudited)

                                                QUARTER ENDED
                                             -------------------
                                              9/30/13      9/30/12
                                             --------     --------
Amortization of intangible assets
  included in:
  Cost of goods sold                         $    933     $    753
  Selling, general and administrative
    expenses                                    1,255          519
                                             --------     --------
Total amortization of intangible assets      $  2,188     $  1,272
                                             ========     ========